UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2010

BIOPACK ENVIRONMENTAL SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	0-29981	91-2027724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 905, 9/F, Two Chinachem Exchange Square, 338 King’s Road,
North Point, Hong Kong
(Address of principal executive offices and Zip Code)

+852.3586.1383
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 2, 2010, we amended the following five promissory notes issued by our Company:

(a)	Demand Promissory Note dated September 15, 2008 in the original principal amount of $80,000, bearing interest at the rate of six percent (6%) per annum;
(b)	Demand Promissory Note dated December 31, 2008 in the original principal amount of $66,000, bearing interest at the rate of six percent (6%) per annum;
(c)	Demand Promissory Note dated July 1, 2008 in the original principal amount of $145,000, bearing interest at the rate of six percent (6%) per annum;
(d)	Demand Promissory Note dated December 31, 2008 in the original principal amount of $516,000, bearing interest at the rate of six percent (6%) per annum; and
(e)	Demand Promissory Note dated September 1, 2009 in the original principal amount of $50,000, bearing interest at the rate of one percent (1%) per annum to provide the holder of each of these promissory notes with a right to convert principal and interest due under each promissory note into shares of our company’s common stock at a conversion price equal to 75% of the average closing price for our company’s common shares on the OTC Bulletin Board for the ten-trading day period prior to the date of any notice of conversion.

Item 3.02	Unregistered Sales of Equity Securities.

On February 2, 2010, we issued an aggregate of 2,331,955 shares of our common stock to two investors upon the conversion of all principal and interest due under five promissory notes (see Item 1.01, above), consisting of an aggregate principal amount of $857,000 and an aggregate amount of accrued interest in the amount of $56,893, at a conversion price equal to $0.3919.  Both investors are not U.S. persons, as that term is defined in Regulation S, promulgated under the Securities Act of 1933, as amended, and none of the conversions occurred in the United States.  In issuing these shares of our common stock we relied on the registration exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

By: /s/ Gerald Lau
Gerald Lau
President and a Director

Dated:  February 2nd, 2010